Exhibit 99

News Release		The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, VP, Investor Relations and
Corporate Communications (805) 367-3722

RYLAND REPORTS RESULTS FOR THE THIRD QUARTER OF 2011

WESTLAKE VILLAGE, Calif. (October 26, 2011) — The Ryland Group, Inc. (NYSE: RYL), today announced results for its quarter ended September 30, 2011.  Items of note included:

•                  Consolidated net loss was $21.3 million, or $0.48 per diluted share, for the quarter ended September 30, 2011, compared to a net loss of $29.9 million, or $0.68 per diluted share, for the same period in 2010.  Net loss from continuing operations totaled $3.9 million, or $0.09 per diluted share, for the quarter ended September 30, 2011, which included pretax charges of $1.3 million, or $0.03 per diluted share, related to inventory and other valuation adjustments and write-offs. Net loss from discontinued operations totaled $17.4 million, or $0.39 per diluted share, for the quarter ended September 30, 2011, which included pretax charges of $15.7 million, or $0.35 per share, related to inventory and other valuation adjustments and write-offs;

RESULTS FROM CONTINUING OPERATIONS

•                  New orders increased 29.6 percent to 963 units for the third quarter of 2011 from 743 units for the third quarter of 2010;

•                  Closings rose 19.8 percent to 955 units for the quarter ended September 30, 2011, compared to 797 units for the same period in the prior year;

•                  Backlog increased 25.7 percent to 1,557 units at September 30, 2011, from 1,239 units at September 30, 2010;

•                  Active communities increased to 211 communities at September 30, 2011, from 186 communities at September 30, 2010;

•                  Revenues totaled $249.0 million for the quarter ended September 30, 2011, representing a 23.0 percent increase from the quarter ended September 30, 2010;

•                  Average closing price increased to $252,000 for the quarter ended September 30, 2011, from $246,000 for the same period in 2010;

•                  Housing gross profit margin was 15.7 percent, excluding inventory and other valuation adjustments, for the quarter ended September 30, 2011, compared to 14.7 percent and 14.3 percent for the quarters ended June 30, 2011 and September 30, 2010, respectively.  Including inventory and other valuation adjustments, housing gross profit margin was 15.5 percent for the third quarter of 2011, compared to 8.5 percent for the same period in 2010;

•                  Selling, general and administrative and corporate expense totaled 16.3 percent of homebuilding revenues for the third quarter of 2011, compared to 19.1 percent for the third quarter of 2010;

-more-

RYLAND THIRD-QUARTER RESULTS

•                  Cash, cash equivalents and marketable securities totaled $561.7 million at September 30, 2011; and

•                  Net debt-to-capital ratio was 37.5 percent at September 30, 2011, compared to 22.0 percent at December 31, 2010. (Net debt-to-capital ratio is calculated as debt, net of cash, cash equivalents and marketable securities, divided by the sum of debt and total stockholders’ equity, net of cash, cash equivalents and marketable securities.)

RESULTS FOR THE THIRD QUARTER OF 2011

For the quarter ended September 30, 2011, the Company reported a consolidated net loss of $21.3 million, or $0.48 per diluted share, compared to a consolidated net loss of $29.9 million, or $0.68 per diluted share, for the same period in 2010.

The Company’s net loss from continuing operations totaled $3.9 million, or $0.09 per diluted share, for the quarter ended September 30, 2011, compared to a net loss of $29.0 million, or $0.66 per diluted share, for the same period in 2010.  Pretax charges from continuing operations totaled $1.3 million, or $0.03 per diluted share, and $16.8 million, or $0.38 per diluted share, related to inventory and other valuation adjustments and write-offs for the quarters ended September 30, 2011 and 2010, respectively.  Additionally, the Company had a pretax charge of $477,000 related to debt repurchases during the quarter ended September 30, 2011, while there were no charges for debt repurchases during the same period in 2010.

The homebuilding segments reported pretax earnings of $910,000 for the third quarter of 2011, compared to a pretax loss of $23.8 million for the same period in 2010.  This increase was primarily due to higher closing volume, lower inventory and other valuation adjustments and write-offs, a decline in interest expense and a reduced selling, general and administrative expense ratio.

Homebuilding revenues increased 23.0 percent to $241.3 million for the third quarter of 2011, compared to $196.2 million for the same period in 2010.  This rise in homebuilding revenues was primarily attributable to a 19.8 percent increase in closings that totaled 955 units for the quarter ended September 30, 2011, compared to 797 units for the same period in the prior year.  For the quarter ended September 30, 2011, the average closing price of a home increased 2.4 percent to $252,000 from $246,000 for the same period in 2010.  Homebuilding revenues for the third quarter of 2011 included $931,000 from land sales, which resulted in pretax earnings of $342,000, compared to homebuilding revenues for the third quarter of 2010 that included $82,000 from land sales, which resulted in pretax earnings of $16,000.

New orders of 963 units for the quarter ended September 30, 2011, represented a 29.6 percent increase, compared to new orders of 743 units for the same period in 2010.  The Company had an average monthly sales absorption rate of 1.6 homes per community for the quarter ended September 30, 2011, versus 1.4 homes per community for the quarter ended September 30, 2010.  For the third quarter of 2011, new order dollars increased 31.6 percent to $243.9 million from $185.3 million for the third quarter of 2010.  At September 30, 2011, backlog increased 25.7 percent to 1,557 units from 1,239 units at September 30, 2010.  At September 30,

-more-

RYLAND THIRD-QUARTER RESULTS

2011, the dollar value of the Company’s backlog was $399.6 million, reflecting a 26.5 percent increase from September 30, 2010.

Housing gross profit margin was 15.7 percent, excluding inventory and other valuation adjustments, for the quarter ended September 30, 2011, compared to 14.7 percent and 14.3 percent for the quarters ended June 30, 2011 and September 30, 2010, respectively.  Including inventory and other valuation adjustments, housing gross profit margin was 15.5 percent for the third quarter of 2011, compared to 8.5 percent for the third quarter of 2010.  This improvement in housing gross profit margin for the quarter ended September 30, 2011, compared to the quarter ended September 30, 2010, was primarily attributable to lower inventory and other valuation adjustments and write-offs, a decline in direct construction and land costs and to higher leverage of direct overhead expense due to an increase in the number of homes delivered.  Sales incentives and price concessions totaled 10.9 percent for the third quarter of 2011, compared to 11.2 percent for the same period in 2010.

Selling, general and administrative expense totaled 13.3 percent of homebuilding revenues for the third quarter of 2011, compared to 16.3 percent for the third quarter of 2010.  This decrease in the selling, general and administrative expense ratio was primarily attributable to higher leverage that resulted from an increase in revenues and to cost-saving initiatives.  The homebuilding segments recorded $4.0 million of interest expense during the third quarter of 2011, compared to $6.2 million of interest expense during the third quarter of 2010.  This decrease in interest expense from the third quarter of 2010 was primarily due to the capitalization of a greater amount of interest incurred during the third quarter of 2011, which resulted from a higher level of inventory under development, and to lower debt outstanding.

Corporate expense totaled $7.1 million for the quarter ended September 30, 2011, compared to $5.5 million for the same period in 2010.  This increase in corporate expense was primarily due to a $1.9 million decrease in the market value of retirement plan investments, partially offset by lower incentive compensation costs, for the third quarter of 2011, versus the same period in 2010.

During the third quarter of 2011, the Company used $24.8 million of cash for operating activities, provided $15.9 million of cash from investing activities and used $18.9 million of cash for financing activities.

For the quarter ended September 30, 2011, the financial services segment reported pretax earnings of $2.0 million, compared to a pretax loss of $661,000 for the same period in 2010.  This improvement was primarily attributable to higher origination income due to an 8.0 percent rise in volume, an increase in title income and reductions in loan indemnification expense and overhead costs.

The Company’s net loss from discontinued operations totaled $17.4 million, or $0.39 per diluted share, for the quarter ended September 30, 2011, compared to a net loss of $943,000, or $0.02 per diluted share, for the same period in 2010.  Pretax charges from discontinued operations totaled $15.7 million, or $0.35 per diluted share, related to inventory and other valuation adjustments and write-offs for the quarter ended September 30, 2011.  There were no inventory and other valuation adjustments or write-offs for the same period in 2010.

-more-

RYLAND THIRD-QUARTER RESULTS

RESULTS FOR THE FIRST NINE MONTHS OF 2011

For the nine months ended September 30, 2011, the Company reported a consolidated net loss of $51.6 million, or $1.16 per diluted share, compared to a consolidated net loss of $66.0 million, or $1.50 per diluted share, for the same period in 2010.

The Company’s net loss from continuing operations totaled $31.1 million, or $0.70 per diluted share, for the nine months ended September 30, 2011, compared to a net loss of $63.9 million, or $1.45 per diluted share, for the same period in 2010.  Pretax charges from continuing operations totaled $16.2 million, or $0.37 per diluted share, and $29.3 million, or $0.67 per diluted share, related to inventory and other valuation adjustments and write-offs for the nine months ended September 30, 2011 and 2010, respectively.  Additionally, the Company had pretax charges of $1.3 million and $19.3 million related to debt repurchases during the nine months ended September 30, 2011 and 2010, respectively.

The homebuilding segments reported a pretax loss of $23.8 million for the first nine months of 2011, compared to a pretax loss of $27.9 million for the same period in 2010.  This decrease in loss was primarily due to lower inventory and other valuation adjustments and write-offs and to a decline in interest expense, partially offset by reduced closing volume and by a higher selling, general and administrative expense ratio.

Homebuilding revenues fell 20.1 percent to $607.7 million for the first nine months of 2011, compared to $760.8 million for the same period in 2010.  This decrease in homebuilding revenues was primarily attributable to a 21.5 percent decline in closings that totaled 2,427 units for the nine months ended September 30, 2011, compared to 3,092 units for the same period in the prior year.  For the nine months ended September 30, 2011, the average closing price of a home increased 2.0 percent to $249,000 from $244,000 for the same period in 2010.  Homebuilding revenues for the first nine months of 2011 included $2.3 million from land sales, which resulted in pretax earnings of $198,000, compared to homebuilding revenues for the first nine months of 2010 that included $5.0 million from land sales, which resulted in pretax earnings of $780,000.

Housing gross profit margin was 15.2 percent, excluding inventory and other valuation adjustments, for the nine months ended September 30, 2011, compared to 15.0 percent for the nine months ended September 30, 2010.  Including inventory and other valuation adjustments, housing gross profit margin was 14.0 percent for the first nine months of 2011, compared to 12.2 percent for the first nine months of 2010.  This improvement in housing gross profit margin for the nine months ended September 30, 2011, compared to the nine months ended September 30, 2010, was primarily attributable to lower inventory and other valuation adjustments and write-offs, reduced direct construction and land costs and to the recovery of Chinese drywall warranty costs from third parties, partially offset by lower leverage of direct overhead expense due to a decrease in the number of homes delivered.  Sales incentives and price concessions totaled 11.3 percent for the first nine months of 2011, compared to 11.2 percent for the same period in 2010.

Selling, general and administrative expense totaled 14.2 percent of homebuilding revenues for the first nine months of 2011, compared to 12.8 percent for the first nine months of 2010.  This increase in the selling,

-more-

RYLAND THIRD-QUARTER RESULTS

general and administrative expense ratio for the first nine months of 2011, compared to the first nine months of 2010, was primarily attributable to lower leverage that resulted from a decline in revenues and to severance charges, partially offset by cost-saving initiatives.  Selling, general and administrative expense dollars for the nine months ended September 30, 2011, decreased $11.1 million from the same period in the prior year.  The homebuilding segments recorded $14.5 million of interest expense during the first nine months of 2011, compared to $18.7 million of interest expense during the first nine months of 2010.  This decrease in interest expense from the first nine months of 2010 was primarily due to the capitalization of a greater amount of interest incurred during the first nine months of 2011, which resulted from a higher level of inventory under development, and to lower debt outstanding.

Corporate expense totaled $17.0 million for the nine months ended September 30, 2011, compared to $19.8 million for the same period in 2010.  This decrease in corporate expense for the first nine months of 2011, compared to the first nine months of 2010, was primarily due to lower incentive compensation costs, partially offset by severance charges and by a $1.1 million decline in the market value of retirement plan investments.

For the nine months ended September 30, 2011, the financial services segment reported pretax earnings of $5.3 million, compared to a pretax loss of $823,000 for the same period in 2010.  This improvement was primarily attributable to decreases in loan indemnification expense and overhead costs, partially offset by lower origination income due to a 25.4 percent decline in volume and by a reduction in title income.

The Company’s net loss from discontinued operations totaled $20.4 million, or $0.46 per diluted share, for the nine months ended September 30, 2011, compared to a net loss of $2.1 million, or $0.05 per diluted share, for the same period in 2010.  Pretax charges from discontinued operations totaled $16.4 million, or $0.37 per diluted share, and $899,000, or $0.02 per diluted share, related to inventory and other valuation adjustments and write-offs for the nine months ended September 30, 2011 and 2010, respectively.

OVERALL EFFECTIVE TAX RATE

The Company’s effective income tax benefit rate was 0.5 percent for the quarter ended September 30, 2011, compared to an effective income tax rate of 1.5 percent for the same period in 2010, primarily due to noncash charges that totaled $7.5 million and $11.0 million, respectively, for the Company’s deferred tax valuation allowance, which offsets the tax benefit generated.

DISCONTINUED OPERATIONS

During the third quarter of 2011, the Company announced that it is discontinuing future homebuilding operations in its Jacksonville and Dallas divisions.  The Company intends to complete all the homes currently under contract and to sell its remaining available land in these divisions as part of a strategic plan designed to efficiently manage its invested capital.

-more-

RYLAND THIRD-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 295,000 homes and financed more than 245,000 mortgages.  The Company currently operates in 13 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of, and changes in, government stimulus, tax and deficit reduction programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                  changes and developments in the mortgage lending market, including revisions to underwriting standards for borrowers and lender requirements for originating and holding mortgages, and changes in government support of and participation in such market;

•                  the availability and cost of land and the future value of land held or under development;

•     increased land development costs on projects under development;

•     shortages of skilled labor or raw materials used in the production of homes;

•     increased prices for labor, land and raw materials used in the production of homes;

•     increased competition, including continued competition and price pressure from distressed home sales;

•     failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations or governmental policies (including those that affect zoning, density, building standards, the environment and the residential mortgage industry);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•     changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•     failure or inability of the Company to realize the expected savings from the corporate reorganization;

•     the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•     other factors over which the Company has little or no control.

###

Five financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
REVENUES
Homebuilding	$241,339	$196,194	$607,692	$760,775
Financial services	7,628	6,283	21,289	26,107
TOTAL REVENUES	248,967	202,477	628,981	786,882

EXPENSES
Cost of sales	204,613	181,812	529,216	672,582
(Income) loss from unconsolidated joint ventures	(349)	(62)	1,302	(218)
Selling, general and administrative	32,213	32,038	86,542	97,616
Financial services	5,599	6,944	15,987	26,930
Corporate	7,050	5,525	16,962	19,775
Interest	3,952	6,225	14,474	18,669
TOTAL EXPENSES	253,078	232,482	664,483	835,354

OTHER INCOME (LOSS)
Gain from marketable securities, net	680	1,428	3,290	4,298
Loss related to early retirement of debt, net	(477)	-	(1,334)	(19,308)
TOTAL OTHER INCOME (LOSS)	203	1,428	1,956	(15,010)
Loss from continuing operations before taxes	(3,908)	(28,577)	(33,546)	(63,482)
Tax (benefit) expense	(18)	420	(2,416)	420
NET LOSS FROM CONTINUING OPERATIONS	(3,890)	(28,997)	(31,130)	(63,902)

Loss from discontinued operations, net of taxes	(17,423)	(943)	(20,432)	(2,098)

NET LOSS	$(21,313)	$(29,940)	$(51,562)	$(66,000)

NET LOSS PER COMMON SHARE
Basic
Continuing operations	$(0.09)	$(0.66)	$(0.70)	$(1.45)
Discontinued operations	(0.39)	(0.02)	(0.46)	(0.05)
Total	(0.48)	(0.68)	(1.16)	(1.50)
Diluted
Continuing operations	(0.09)	(0.66)	(0.70)	(1.45)
Discontinued operations	(0.39)	(0.02)	(0.46)	(0.05)
Total	$(0.48)	$(0.68)	$(1.16)	$(1.50)

AVERAGE COMMON SHARES OUTSTANDING
Basic	44,408,594	44,095,109	44,339,168	44,016,370
Diluted	44,408,594	44,095,109	44,339,168	44,016,370

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2011	2010
	(Unaudited)

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$154,454	$226,608
Restricted cash	68,489	74,788
Marketable securities, available-for-sale	338,752	437,795
Total cash, cash equivalents and marketable securities	561,695	739,191
Housing inventories
Homes under construction	346,543	260,505
Land under development and improved lots	393,938	374,695
Inventory held-for-sale	13,821	28,725
Consolidated inventory not owned	51,510	88,289
Total housing inventories	805,812	752,214
Property, plant and equipment	20,441	18,753
Other	115,463	91,881
Assets of discontinued operations	43,526	50,664
TOTAL ASSETS	1,546,937	1,652,703

LIABILITIES
Accounts payable	78,210	61,309
Accrued and other liabilities	145,034	145,592
Debt	831,826	879,789
Liabilities of discontinued operations	7,110	4,351
TOTAL LIABILITIES	1,062,180	1,091,041

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized—10,000 shares Series A Junior
Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized—199,990,000 shares
Issued—44,408,594 shares at September 30, 2011
(44,187,956 shares at December 31, 2010)	44,409	44,188
Retained earnings	404,648	453,801
Accumulated other comprehensive income	731	1,867
TOTAL STOCKHOLDERS’ EQUITY
FOR THE RYLAND GROUP, INC.	449,788	499,856
NONCONTROLLING INTEREST	34,969	61,806
TOTAL EQUITY	484,757	561,662
TOTAL LIABILITIES AND EQUITY	$1,546,937	$1,652,703

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$614	$(7,928)	$(9,612)	$(12,100)
Southeast	(924)	(6,337)	(13,550)	(9,664)
Texas	3,479	(7,035)	5,256	(3,747)
West	(2,259)	(2,519)	(5,936)	(2,363)
Financial services	2,029	(661)	5,302	(823)
Corporate and unallocated	(6,847)	(4,097)	(15,006)	(34,785)
Discontinued operations	(17,423)	(943)	(20,432)	(2,098)
Total	$(21,331)	$(29,520)	$(53,978)	$(65,580)
NEW ORDERS
Units
North	304	242	936	883
Southeast	293	238	873	836
Texas	264	189	802	670
West	102	74	246	304
Discontinued operations	45	56	182	231
Total	1,008	799	3,039	2,924
Dollars (in millions)
North	$83	$65	$253	$232
Southeast	64	53	187	180
Texas	66	47	204	169
West	31	20	76	75
Discontinued operations	10	10	38	46
Total	$254	$195	$758	$702
CLOSINGS
Units
North	314	255	801	963
Southeast	277	231	690	915
Texas	292	209	755	760
West	72	102	181	454
Discontinued operations	60	50	160	244
Total	1,015	847	2,587	3,336
Average closing price (in thousands)
North	$272	$264	$270	$266
Southeast	216	223	218	227
Texas	251	259	248	249
West	306	227	287	225
Discontinued operations	205	205	201	204
Total	$249	$244	$246	$242
OUTSTANDING CONTRACTS			September 30,
Units			2011	2010
North			472	440
Southeast			520	377
Texas			447	352
West			118	70
Discontinued operations			82	81
Total			1,639	1,320
Dollars (in millions)
North			$132	$122
Southeast			111	82
Texas			118	92
West			39	20
Discontinued operations			18	16
Total			$418	$332
Average price (in thousands)
North			$280	$276
Southeast			213	218
Texas			264	261
West			329	291
Discontinued operations			219	195
Total			$255	$251

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended September 30,		Nine months ended September 30,
RESULTS OF OPERATIONS	2011	2010	2011	2010
REVENUES
Income from origination and sale of mortgage loans, net	$5,450	$4,595	$15,586	$19,692
Title, escrow and insurance	1,993	1,567	5,215	6,023
Interest and other	185	121	488	392
TOTAL REVENUES	7,628	6,283	21,289	26,107
EXPENSES	5,599	6,944	15,987	26,930
PRETAX EARNINGS (LOSS)	$2,029	$(661)	$5,302	$(823)

OPERATIONAL DATA

Retail operations:
Originations (units)	673	628	1,845	2,494
Ryland Homes originations as a
percentage of total originations	100.0%	100.0%	100.0%	99.8%
Ryland Homes origination capture rate	72.5%	80.9%	76.8%	81.1%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Interest incurred	$14,981	$15,196	$45,869	$44,497
Interest capitalized during the period	10,311	8,505	29,564	24,210
Amortization of capitalized interest included in cost of sales	9,085	8,247	23,158	34,835
Depreciation and amortization	3,056	3,453	8,479	12,779

THE RYLAND GROUP, INC. and Subsidiaries

NON-GAAP FINANCIAL DISCLOSURE RECONCILIATION

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
HOUSING GROSS MARGINS
HOUSING REVENUES	$240,408	$196,112	$605,382	$755,788

HOUSING COST OF SALES
Cost of sales	202,767	168,031	513,096	642,417
Inventory valuation adjustments and write-offs	291	11,485	7,427	21,232
TOTAL HOUSING COST OF SALES	203,058	179,516	520,523	663,649

GROSS MARGINS	$37,350	$16,596	$84,859	$92,139
GROSS MARGIN PERCENTAGE	15.5%	8.5%	14.0%	12.2%

GROSS MARGINS, excluding inventory valuation adjustments and write-offs	$37,641	$28,081	$92,286	$113,371
GROSS MARGIN PERCENTAGE, excluding inventory valuation adjustments and write-offs	15.7%	14.3%	15.2%	15.0%

Gross margins on home sales, excluding inventory valuation adjustments, is a non-GAAP financial measure and is defined by the Company as revenue from home sales less costs of homes sold, excluding the Company's inventory valuation adjustments recorded during the period. Management finds this to be a useful measure in evaluating the Company’s performance because it discloses the profit the Company generates on homes it actually delivered during the period, as the inventory valuation adjustments relate, in part, to inventory that was not delivered during the period.  It assists the Company’s management in making strategic decisions regarding its construction pace, product mix and product pricing based upon the profitability it generated on homes the Company currently delivers or sells.  The Company believes investors will also find gross margins on home sales, excluding inventory valuation adjustments, to be important and useful because it discloses a profitability measure that can be compared to a prior period without regard to the variability of inventory valuation adjustments. In addition, to the extent that the Company’s competitors provide similar information, disclosure of its gross margins on home sales, excluding inventory valuation adjustments, helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period.  In addition, because gross margins on home sales is a financial measure that is not calculated in accordance with GAAP, it may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.